           As filed with the Securities and Exchange Commission on May ___, 1996
                                                      Registration No. 33-______

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                              --------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------

                               C-CUBE MICROSYSTEMS INC.
                  (Exact name of issuer as specified in its charter)

         DELAWARE                                       77-0192108
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                 1778 MCCARTHY BLVD.
                                 MILPITAS, CA  95035
                       (Address of principal executive offices)
                              --------------------------


                            SUPPLEMENTAL STOCK OPTION PLAN
                               (Full title of the plan)
                              --------------------------


                                    JAMES G BURKE
      VICE PRESIDENT OF FINANCE AND ADMINISTRATION, CHIEF FINANCIAL OFFICER AND
                                      SECRETARY
                               C-CUBE MICROSYSTEMS INC.
                                 1778 MCCARTHY BLVD.
                                 MILPITAS, CA  95035
                                    (408) 944-6300
              (Name, address and telephone number of agent for service)



                              --------------------------

                                       Copy to:
                                 Aaron J. Alter, Esq.
                                   David Kim, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                             Palo Alto, California 94304
                              --------------------------


                           CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
                                                                        Proposed Maximum   Proposed Maximum
                                                     Amount to be        Offering Price        Aggregate            Amount of
Title of Securities to be Registered                  Registered         Per Share(1)      Offering Price(1)   Registration Fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock                                             800,000            $   49.50       $  39,600,000.00       $ 13,656.00
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on May
    10, 1996
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         C-Cube Microsystems Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-23596), filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         The Company hereby incorporates by reference in this Registration Statement the contents of the Company's Registration Statement on Form S-8 (Registration No. 33-81718) and the Amendment thereto (Registration No. 33-89474 and 333-2812).

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit. The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1       C-Cube Microsystems Inc. Supplemental Stock Option Plan

         4.2       Form of Stock Option Agreement for C-Cube Microsystems Inc.
                        Supplemental Stock Option Plan

         5.1 Opinion of counsel as to legality of securities being registered

         23.1      Consent of Independent Auditors

         23.2      Consent of Counsel (contained in Exhibit 5.1)

         24.1      Power of Attorney

ITEM 9.  UNDERTAKINGS

         (a)  RULE 415 OFFERING   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
              REFERENCE

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 13th day of May, 1996.


                                  C-CUBE MICROSYSTEMS INC.



                                  By:   /S/ ALEXANDRE BALKANSKI
                                       _______________________________________
                                       Alexandre Balkanski
                                       President, Chief Executive
                                       Officer and Director

                                  POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexandre Balkanski and James G. Burke, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                       Title                    Date
- ---------------------------  ----------------------------  ----------------

/s/ Donald Valentine
- -------------------------
Donald Valentine             Chairman of the Board         May 13, 1996

                             President, Chief Executive
/s/ Alexandre Balkanski      Officer, and Director
- -------------------------    (PRINCIPAL EXECUTIVE          May 13, 1996
Alexandre Balkanski               OFFICER)

/s/ James G. Burke           Vice President of Finance
- -------------------------    and Administration, Chief     May 13, 1996
James G. Burke               Financial Officer Secretary
                             and (PRINCIPAL FINANCIAL AND
                             ACCOUNTING OFFICER)

/s/ William O'Meara
- -------------------------
William O'Meara              Director                      May 13, 1996

/s/ Baryn Futa
- -------------------------
Baryn Futa                   Director                      May 13, 1996

/s/ T. J. Rodgers
- -------------------------
T. J. Rodgers                Director                      May 13, 1996

/s/ Gregorio Reyes
- -------------------------
Gregorio Reyes               Director                      May 13, 1996

                                    EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
Number                                                                  Page
- -------                                                             ------------

4.1      C-Cube Microsystems Inc. Supplemental Stock Option Plan

4.2      Form of Stock Option Agreement for C-Cube Microsystems
         Inc. Supplemental Stock Option Plan

5.1 Opinion of counsel as to legality of securities being registered.

23.1     Consent of Independent Auditors

23.2     Consent of Counsel (contained in Exhibit 5.1)

24.1     Power of Attorney